UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2009

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

XOMA Ltd. (“XOMA”) received a letter from the staff of The NASDAQ Stock Market LLC (the “Staff”) on November 13, 2009 indicating that the Staff has concluded that XOMA’s previously-announced common share financing completed on September 30, 2009 did not comply with NASDAQ’s Listing Rule 5635(d)(2).  Listing Rule 5635(d)(2) requires that a company obtain shareholder approval for the issuance of common shares or securities exercisable for common shares equal to 20% or more of the common shares outstanding before the issuance for less than the greater of book or market value of the shares.  Receipt of this letter has no effect on the current listing status of XOMA’s common shares.

XOMA management is working with the Staff and the investor to address the Staff’s concerns and take any required corrective action.  In the event XOMA is unable to do so, the Staff could issue a letter of reprimand or a determination to initiate a process to de-list XOMA’s common shares.  At that point, XOMA would have the opportunity for a hearing to review these issues before a NASDAQ Listing Qualifications Panel.  The common shares would continue to be listed pending resolution of the hearing process.

On November 19, 2009, XOMA issued a press release, a copy of which is attached as Exhibit 99.1.

Item 9.01.               Financial Statements and Exhibits.

99.1                          Press Release dated November 19, 2009, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2009	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 19, 2009, furnished herewith.